UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 24, 2001
                                                         ------------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
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               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------

Item 5.  Other Events.

                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.
                        REACHES AGREEMENT TO BE ACQUIRED

Contacts:        Melissa L. Kunkel, Director of Marketing and Communications
                 Tel. (410) 527-2442    FAX:  (410) 771-9148
                 World Wide Web Site:  http://www.eaest.com
For Release:     Immediately Upon Receipt

BALTIMORE, MARYLAND, July 24, 2001... EA Engineering, Science, and Technology, Inc. (NASDAQ: EACO), announced today that it has entered into an Agreement and Plan of Merger with EA Engineering Holdings, LLC and EA Engineering Acquisition Corporation, a wholly-owned subsidiary of EA Engineering Holdings, LLC, whereby EA Engineering Acquisition Corporation will acquire all of the outstanding common stock of the Company for a cash price of $1.60 per share. EA Engineering Holdings, LLC is an investment group formed by the Company's President and Chief Executive Officer, Loren D. Jensen, Ph.D., and The Louis Berger Group, Inc., a professional services firm that provides civil, structural, mechanical, electrical and environmental engineering services.

Under the Merger Agreement, EA Engineering Acquisition Corporation will commence a tender offer for all of the outstanding shares of the Company's common stock within seven business days. The group's obligation to purchase shares under the Merger Agreement will be subject to it owning more than ninety percent of the outstanding shares of the Company's common stock, including shares currently owned by Dr. Jensen and certain trusts established for the benefit of his children, after completion of the tender offer. This condition may be waived by the group in its sole discretion provided that it owns more than a majority of the outstanding stock of the Company, including shares owned by Dr. Jensen and the trusts. The tender offer is subject to other customary conditions. The tender offer is not subject to any financing condition. Upon consummation of the tender offer, the group would acquire any remaining outstanding shares in a merger at $1.60 per share in cash.

The Board of Directors of the Company designated a Special Committee of independent directors to evaluate EA Engineering Acquisition Corporation's offer. The Board of Directors of the Company, based on the unanimous recommendation of the Special Committee, has unanimously approved the transaction and the merger agreement and recommended that stockholders tender their shares in the tender offer. The Board of Directors was advised by Legg Mason Wood Walker, Inc. and Techknowledgey Strategic Group.

EA Engineering, Science, and Technology, Inc., is a publicly held consulting firm specializing in water resource issues, strategic environmental management, and regulatory compliance solutions. Through its network of more than 20 offices, EA provides scientific, engineering, economic, analytical, and management solutions to corporate, utility, municipal, and Federal Government clients.

This announcement contains certain forward-looking statements relating to the consummation of future transactions. The consummation of these transactions is subject to a number of significant conditions.

THIS ANNOUNCEMENT IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL SHARES OF THE COMPANY. AT THE TIME THE OFFER IS COMMENCED, THE ACQUIRING ENTITY WILL FILE A TENDER OFFER STATEMENT AND THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE OFFER. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS, AS WELL AS THE SOLICITATION/RECOMMENDATION STATEMENT, WILL BE MADE AVAILABLE TO ALL STOCKHOLDERS OF THE COMPANY, AT NO EXPENSE TO THEM. THE TENDER OFFER STATEMENT (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER OFFER DOCUMENTS FILED WITH THE COMMISSION) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL ALSO BE AVAILABLE AT NO CHARGE AT THE COMMISSION'S WEBSITE AT WWW.SEC.GOV.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                   Registrant

Date:          July 24, 2001                By:  /s/ Barbara L. Posner
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer